EXHIBIT 99.2

CHARLES RIVER ASSOCIATES (CRA)

SECOND QUARTER FISCAL YEAR 2014

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Wayne Mackie in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will be held today, July 24, 2014, at 9:00 am ET.  These prepared remarks will not be read on the call.

Q2 2014 Summary (Quarter ended June 28, 2014)

•                  Non-GAAP Revenue: $76.9 million

•                  Non-GAAP Net Income: $3.2 million, or $0.32 per diluted share

•                  Non-GAAP Operating Margin: 8.5%

•                  Non-GAAP Effective Tax Rate: 49.3%

•                  Utilization: 78%

•                  Cash and Cash Equivalents: $27.6 million at June 28, 2014

•                  Non-GAAP Adjusted EBITDA: $12.9 million, or 16.8% of non-GAAP revenue

Revenue

We reported GAAP revenue of $78.2 million for Q2 of fiscal 2014, compared with GAAP revenue of $65.2 million for Q2 of fiscal 2013. GAAP revenue for Q2 of fiscal 2014 included $1.3 million from our NeuCo subsidiary. GAAP revenue for Q2 of fiscal 2013 included $1.1 million from NeuCo.

Excluding NeuCo revenue from all periods, non-GAAP revenue was $76.9 million for Q2 of fiscal 2014, compared with $64.1 million for Q2 of fiscal 2013 and $75.1 million for Q1 of fiscal 2014.

During Q2 of fiscal 2014, broad-based contributions from both Litigation & Regulatory and Management Consulting resulted in 20.0% year-over-year and 2.4% sequential revenue growth, on a non-GAAP basis.

Utilization

Utilization on a firm-wide basis in Q2 of fiscal 2014 was 78%. This compares with 67% in Q2 of fiscal 2013 and 78% in Q1 of fiscal 2014.

Gross Margin

GAAP gross margin in Q2 of fiscal 2014 was 32.6%, compared with 30.9% in Q2 of fiscal 2013. Non-GAAP gross margin for Q2 of fiscal 2014 was 32.0%, up from 30.2% in Q2 of fiscal 2013. The improvements in GAAP and non-GAAP gross margin percentages reflect the higher revenue in Q2 of fiscal 2014 coupled with lower client reimbursable expenses, which are included in revenue but carry little or no margin, partially offset by an increase in consultant compensation.

SG&A Expenses

For Q2 of fiscal 2014, GAAP SG&A expenses were $17.5 million, or 22.3% of revenue, compared with GAAP SG&A expenses of $15.4 million, or 23.6% of revenue, in Q2 of fiscal 2013.

Non-GAAP SG&A expenses were $16.5 million, or 21.5% of revenue, in Q2 of fiscal 2014, compared with $14.5 million, or 22.6% of revenue, in Q2 of fiscal 2013.

Commissions to non-employee experts are included in SG&A. Those commissions represented 3.6% of non-GAAP revenue in Q2 of fiscal 2014 compared with 3.1% of non-GAAP revenue in Q2 of fiscal 2013. Excluding these commissions, non-GAAP SG&A expenses were 18.0% and 19.6% of revenue in Q2 of fiscal 2014 and in Q2 of fiscal 2013, respectively.

Depreciation & Amortization

On a GAAP and non-GAAP basis, depreciation and amortization expense remained unchanged at $1.6 million for Q2 of fiscal 2014 and for Q2 of fiscal 2013.

Share-Based Compensation Expense

Share-based compensation expense was approximately $1.3 million for Q2 of fiscal 2014, compared with $0.8 million for Q2 of fiscal 2013. The Q2 of fiscal 2014 increase in share-based compensation expense is attributable to our increase in performance-based equity awards as a result of our stronger performance in Q2 of 2014 over Q2 of 2013.

Operating Income

On a GAAP basis, operating income was $6.5 million, or 8.3% of revenue, in Q2 of fiscal 2014, compared with operating income of $3.2 million, or 4.9% or revenue, in Q2 of fiscal 2013. Non-GAAP operating income was $6.5 million, or 8.5% of revenue, for Q2 of fiscal 2014, compared with $3.2 million, or 5.0% of revenue, for Q2 of fiscal 2013. The improvements in both GAAP and non-GAAP operating income from Q2 of fiscal 2013 to

Q2 of fiscal 2014 are driven by the $12.8 million increase in revenue and effective management of our cost structure.

Interest and Other Income (Expense), net

In Q2 of fiscal 2014, interest and other expense was approximately $159,000 on a GAAP basis and approximately $170,000 on a non-GAAP basis. This compares with interest and other income of $198,000 on a GAAP basis and $212,000 on a non-GAAP basis for Q2 of fiscal 2013.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q2		Q2
	2014	2013	2014	2013
Tax Provision	$3,167	$2,017	$3,126	$1,957
Effective Tax Rate	50.0%	59.9%	49.3%	56.9%

The effective tax rate for the second quarter of fiscal 2014 on a GAAP basis was 50.0%, and 49.3% on a non-GAAP basis, reflecting a non-cash tax expense of $750,000 related to the correction of an error in the valuation of deferred tax assets in our historical financial statements, which is unrelated to current operations. Excluding this non-cash tax expense, our tax rate would have been 38.2% and 37.5% in Q2 of fiscal 2014 on a GAAP and non-GAAP basis, respectively.

Net Income

GAAP net income for Q2 of fiscal 2014 was $3.2 million, or $0.32 per diluted share, compared with GAAP net income of $1.4 million, or $0.14 per diluted share, for Q2 of fiscal 2013. Non-GAAP net income for Q2 of fiscal 2014 was $3.2 million, or $0.32 per diluted share, compared with $1.5 million, or $0.15 per diluted share, for Q2 of fiscal 2013.

Adjusted EBITDA

For Q2 of fiscal 2014, Adjusted EBITDA was $12.9 million based on both GAAP and non-GAAP results, or 16.5% and 16.8% of revenues, respectively. For Q2 of fiscal 2013, Adjusted EBITDA was $8.9 million based on both GAAP and non-GAAP results, or 13.6% and 14.0% of revenues, respectively. See the exhibit to our press release for more details and the calculation of Adjusted EBITDA.

Key Balance Sheet Metrics

Billed and unbilled receivables at June 28, 2014 were $93.6 million, compared with $86.0 million at March 29, 2014. Current liabilities at June 28, 2014 were $70.1 million, compared with $71.4 million at March 29, 2014.

Total DSO in Q2 of fiscal 2014 was 108 days consisting of 74 days of billed and 34 days of unbilled. This is up from the 100 days we reported in Q1 of fiscal 2014 consisting of 64 days of billed and 36 days of unbilled. The increase in DSO is primarily attributed to the timing of receivables related to large projects and we are comfortable that there has been no deterioration in the collectability of our accounts receivable. We continue to target a DSO level of 100 days or less and expect to return to this level in Q3 of fiscal 2014.

Cash and Cash Flow

Cash and cash equivalents decreased to $27.6 million at June 28, 2014, compared with $32.5 million at March 29, 2014.

The Unaudited Condensed Statement of Cash Flows shows a use of $15.2 million in year-to-date cash flow from operations. The normal payout of fiscal 2013 bonuses to employees accounts for most of the year-to-date cash used in operations; however, the Q2 of fiscal 2014 increase in DSO accounts for approximately $7.2 million of the cash used in year-to-date operations.

Our capital expenditures totaled approximately $0.9 million in Q2 of fiscal 2014, compared with $0.8 million in Q2 of fiscal 2013.

We repurchased 157,000 shares of our common stock in Q2 fiscal 2014 for approximately $3.4 million.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in these remarks non-GAAP revenue, non-GAAP gross margin, non-GAAP SG&A expenses, non-GAAP depreciation and amortization, non-GAAP operating income, non-GAAP interest and other income (expense), net, non-GAAP tax provision, non-GAAP net income, non-GAAP net income per diluted share, and EBITDA and Adjusted EBITDA on a GAAP and non-GAAP basis.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method for evaluating its results of operations.  The Company believes that presenting its financial results excluding certain non-cash expenses and NeuCo’s results, and excluding commissions to non-employee experts from SG&A, is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the second quarters of fiscal 2013 and 2014, and the year to date periods ended as of the end of these quarters, the Company has excluded NeuCo’s results. Also, in calculating “Adjusted EBITDA,” the Company has excluded the following non-cash expenses:  depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

SAFE HARBOR STATEMENT

Statements in this press release concerning the future business, operating results and financial condition of the Company, and statements using the terms “expect,” “target,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, the Company’s ability to collect on forgivable loans should any become due, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this quarterly earnings announcement.